UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 21, 2009

______________________

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-13873 (Commission File Number)	38-0819050 (IRS employer identification number)
901 44th Street SE Grand Rapids, Michigan (Address of principal executive offices)		49508 (Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former name or former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
 [   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On September 21, 2009, Steelcase Inc. (“the Company”) and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and BNP Paribas, as Co-Syndication Agents; Fifth Third Bank and Société Générale, as Co-Documentation Agents; and certain other lenders (collectively, the “Lenders”) entered into an Amendment No. 2 to Credit Agreement (the “Amendment”).

The Amendment amends the Credit Agreement, dated as of July 26, 2005, among the Company, the Subsidiary Borrowers from time to time parties thereto, and the Lenders (the “Credit Agreement”) to:

•
defer the calculation of the leverage ratio for the second quarter of the Company’s fiscal year 2010 for purposes of determining compliance with the leverage ratio covenant in the Credit Agreement until November 16, 2009,

•	reduce the aggregate revolving loan commitment from $200 million to $125 million and
•
require that any revolving loans made under the Credit Agreement during the period from the date of the Amendment through November 16, 2009 will be Floating Rate Loans and cannot be Eurocurrency Rate Loans or Eurocurrency Rate Advances (as each such term is defined in the Credit Agreement).

A copy of the Amendment is filed with this Current Report as Exhibit 4.1 and is incorporated by reference herein.

ITEM 2.02  Results of Operations and Financial Condition

The Company reported its second quarter fiscal year 2010 results today and is furnishing the earnings release as Exhibit 99.1 attached hereto.  Members of the public are invited to listen to the Company’s webcast conference call and view the accompanying presentation slides today, September 24, 2009, at 11:00 a.m. EDT through the link at ir.steelcase.com.  The presentation slides will be available at ir.steelcase.com subsequent to the issuance of the press release.  A replay of the webcast, including presentation slides, can also be accessed through the Company’s website through October 24, 2009.

The earnings release contains certain non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the Company.  Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the Company’s earnings release are:

•	Second quarter and year-to-date consolidated gross profit, excluding restructuring costs, for the current and prior year in dollars and as a percent of revenue,
•	Second quarter and year-to-date gross profit by business segment, excluding restructuring costs, for the current and prior year in dollars and as a percent of revenue,
•	Second quarter and year-to-date consolidated operating (loss) income, excluding restructuring costs, for the current and prior year in dollars and as a percent of revenue and
•	Second quarter operating (loss) income by business segment, excluding restructuring costs, for the current and prior year in dollars and as a percent of revenue.

These measures are presented because management uses this information to monitor and evaluate financial results and trends.  Therefore, management believes this information is also useful for investors.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

ITEM 9.01 Financial Statements and Exhibits

d)           EXHIBITS.

Exhibit Number	Description
4.1

Amendment No.2 to Credit Agreement, dated as of September 21, 2009 among Steelcase Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and BNP Paribas, as Co-Syndication Agents; Fifth Third Bank and Société Générale, as Co-Documentation Agents; and certain other lenders.

99.1	Earnings Release – Second Quarter Ended August 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Steelcase Inc.
Date: September 24, 2009

/S/ MARK T. MOSSING Mark T. Mossing Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
4.1

Amendment No.2 to Credit Agreement, dated as of September 21, 2009 among Steelcase Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and BNP Paribas, as Co-Syndication Agents; Fifth Third Bank and Société Générale, as Co-Documentation Agents; and certain other lenders.

99.1	Earnings Release – Second Quarter Ended August 28, 2009